As filed with the Securities and Exchange Commission on July 9, 2007

Registration No. 333-125107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATRIX SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	73-1352174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10701 E. Ute Street

Tulsa, Oklahoma 74116-1517

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George L. Austin

10701 E. Ute Street

Tulsa, Oklahoma 74116-1517

(918) 838-8822

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Mark D. Berman, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172-0148

(918) 586-5711

(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable—deregistration of unsold securities

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On May 20, 2005, Matrix Service Company (the “Company”) filed a registration statement on Form S-3 (No. 333-125107) (the “Registration Statement”) for purposes of registering for resale a total of up to 6,668,449 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of convertible notes sold in a private placement on April 22, 2005. On June 10, 2005, the Company filed an amendment to the Registration Statement and, on June 17, 2005, the Securities and Exchange Commission declared the Registration Statement effective. Pursuant to the terms of the Registration Rights Agreement that required the Company to file the Registration Statement, the Company is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to formally deregister, as of the date hereof, all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Tulsa, the State of Oklahoma, on July 9, 2007.

Matrix Service Company

By	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Bradley Michael J. Bradley	President and Chief Executive Officer (Principal Executive Officer) and Director	June 27, 2007

/s/ George L. Austin George L. Austin	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 9, 2007

/s/ Michael J. Hall* Michael J. Hall	Chairman of the Board of Directors	July 9, 2007

/s/ I. E. (Ed) Hendrix* I. E. (Ed) Hendrix	Director	July 9, 2007

/s/ Tom E. Maxwell* Tom E. Maxwell	Director	July 9, 2007

/s/ Paul K. Lackey* Paul K. Lackey	Director	July 9, 2007

/s/ David J. Tippeconnic David J. Tippeconnic	Director	June 27, 2007

*By: /s/ George L. Austin George L. Austin Attorney-in Fact		July 9, 2007